UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

    On November 3, 2021, Tiptree Inc. (the “Company” or “Tiptree”) issued a press release announcing its results of operations for the quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
On November 2, 2021, the board of directors (the “Board”) of Tiptree Inc. (“Tiptree”) appointed Randy Maultsby as a Class I director effective immediately, which class will stand for reelection at the 2023 Annual Meeting of stockholders. Pursuant to Tiptree’s Bylaws, as amended, the Board increased the number of authorized directors by one director such that the Board now consists of seven directors, of which four are independent.

Mr. Maultsby is President of Tiptree since July 14, 2021. Previously, Mr. Maultsby held the title of Managing Director of Tiptree since 2010. Mr. Maultsby focuses on corporate strategy and development, overseeing Tiptree’s acquisition, disposition and capital markets activities. Mr. Maultsby is also an independent director of Invesque Inc., a position he has held since 2018. Prior to joining Tiptree in 2010, Mr. Maultsby was a Senior Vice President in the investment banking division of Fox-Pitt, Kelton. During his investment banking career, he focused on providing strategic advice to a broad array of banking, finance, asset management and brokerage clients. Mr. Maultsby has held various positions at JP Morgan, Conning & Company and Citigroup. Mr. Maultsby graduated with a B.A. from Hampton University.

As disclosed in Tiptree’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 14, 2021 and August 4, 2021, Mr. Maultsby is a party to an employment agreement with Tiptree and also a recipient of performance restricted stock units (“PRSUs”) under the Tiptree Inc. 2017 Omnibus Incentive Plan. A copy of the employment agreement is filed as Exhibit 10.1 to Tiptree’s Form 8-K filed with the SEC on July 14, 2021 and a copy of the form of PRSUs is filed as Exhibit 10.1 to Tiptree’s Form 8-K filed with the SEC on August 4, 2021.

Tiptree is a party to an indemnification agreement with Mr. Maultsby (the “Indemnification Agreement”). The Indemnification Agreement requires Tiptree to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreement offers substantially the same scope of coverage afforded by Tiptree’s charter and bylaws and by Maryland law, the agreement provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, the agreement cannot be modified unilaterally in the future by the Board or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreement is not complete and is qualified in its entirety by Tiptree’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to Tiptree’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.

Item 7.01	Regulation FD Disclosure.

    Included in the press release furnished as Exhibit 99.1 was an announcement that the board of directors of the Company has declared a cash dividend of $0.04 per share to Tiptree’s stockholders, with a record date of November 22, 2021 and a payment date of November 29, 2021.

    On November 3, 2021, the Company posted an investor presentation dated November 2021 on the Investor Resources section of www.tiptreeinc.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

    The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

99.1	Tiptree Inc. press release, dated November 3, 2021
99.2	Tiptree Inc. Investor Presentation - November 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	November 3, 2021	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer